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                                                                                          EXHIBIT 11
                                                                                          Page 1 of 2
                                       FAMILY DOLLAR STORES, INC.
                             STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS

                                                             QUARTER ENDED                   QUARTER ENDED
AS PRESENTED                                               FEBRUARY 26, 2000               FEBRUARY 27, 1999
                                                        BASIC         DILUTED            BASIC        DILUTED
AVERAGE SHARES OUTSTANDING                          171,682,611     171,682,611       172,428,853    172,428,853

NET INCOME                                          $54,980,612     $54,980,612       $41,672,555    $41,672,555

NET INCOME PER SHARE                                      $ .32           $ .32             $ .24          $ .24

PRO FORMA DILUTION IMPACT OF COMMON STOCK EQUIVALENTS

ADDITIONAL WEIGHTED AVERAGE SHARES FROM
   ASSUMED EXERCISE AT THE BEGINNING
   OF THE YEAR OF DILUTIVE STOCK OPTIONS                              3,301,543                        4,116,180

WEIGHTED AVERAGE SHARES ASSUMED REPURCHASED FROM
   ASSUMED PROCEEDS OF EXERCISES USING TREASURY STOCK
   METHOD (AVERAGE MARKET PRICE)                                     (2,431,247)                      (2,777,693)

NET PRO FORMA COMMON STOCK EQUIVALENT INCREMENTAL SHARES                870,296                        1,338,487

PERCENTAGE DILUTION FROM PRO FORMA COMMON
   STOCK EQUIVALENT INCREMENTAL SHARES                                     .51%                             .78%

TOTAL COMMON STOCK AND COMMON STOCK EQUIVALENTS                     172,552,907                      173,767,340

NET INCOME                                                          $54,980,612                      $41,672,555

PRO FORMA NET INCOME PER SHARE (INCLUDING DILUTIVE
   COMMON STOCK EQUIVALENTS)                                              $ .32                            $ .24

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                                                                                                    EXHIBIT 11
                                                                                                    Page 2 of 2
                                      FAMILY DOLLAR STORES, INC.
                            STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS

                                                           FIRST HALF ENDED                FIRST HALF ENDED
AS PRESENTED                                               FEBRUARY 26, 2000               FEBRUARY 27, 1999
                                                         BASIC       DILUTED             BASIC         DILUTED
AVERAGE SHARES OUTSTANDING                          172,243,469     172,243,469       172,330,246     172,330,246

NET INCOME                                          $91,564,133     $91,564,133       $71,281,486     $71,281,486

NET INCOME PER SHARE                                      $ .53           $ .53             $ .41           $ .41

PRO FORMA DILUTION IMPACT OF COMMON STOCK EQUIVALENTS

ADDITIONAL WEIGHTED AVERAGE SHARES FROM
   ASSUMED EXERCISE AT THE BEGINNING
   OF THE YEAR OF DILUTIVE STOCK OPTIONS                              3,435,197                         4,150,383

WEIGHTED AVERAGE SHARES ASSUMED REPURCHASED FROM
  ASSUMED PROCEEDS OF EXERCISES USING TREASURY STOCK
  METHOD (AVERAGE MARKET PRICE)                                      (2,411,997)                       (2,863,957)

NET PRO FORMA COMMON STOCK EQUIVALENT INCREMENTAL SHARES              1,023,200                         1,286,426

PERCENTAGE DILUTION FROM PRO FORMA COMMON
   STOCK EQUIVALENT INCREMENTAL SHARES                                     .59%                              .75%

TOTAL COMMON STOCK AND COMMON STOCK EQUIVALENTS                      173,266,669                        173,616,672

NET INCOME                                                           $91,564,133                        $71,281,486

PRO FORMA NET INCOME PER SHARE (INCLUDING DILUTIVE
   COMMON STOCK EQUIVALENTS)                                              $ .53                              $ .41

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